   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 1995



                                                       REGISTRATION NO. 33-62547

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- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                Amendment No. 1



                                       to

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            USA WASTE SERVICES, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

                   DELAWARE                                     73-1309529
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                                                           GREGORY T. SANGALIS
         5000 QUORUM DRIVE, SUITE 300                  5000 QUORUM DRIVE, SUITE 300
             DALLAS, TEXAS 75240                           DALLAS, TEXAS 75240
                (214) 383-7900                                (214) 383-7900
 (Address, including zip code, and telephone     (Name, address, including zip code, and
               number, including                            telephone number,
area code, of registrant's principal executive   including area code, of agent for service)
                   offices)

                             ---------------------
                                   Copies to:

               DAVID J. GRAHAM                               THOMAS J. MURPHY
            ANDREWS & KURTH L.L.P.                       MCDERMOTT, WILL & EMERY
          4200 TEXAS COMMERCE TOWER                       227 WEST MONROE STREET
             HOUSTON, TEXAS 77002                      CHICAGO, ILLINOIS 60606-5096
                (713) 220-4200                                (312) 984-2069

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


                                EXPLANATORY NOTE



     This amendment is being filed with the Securities and Exchange Commission by USA Waste Services, Inc. ("the Company") solely to file an exhibit to the Company's Registration Statement on Form S-3. Accordingly, the Prospectus which forms a part of the Registration Statement is not included in this amendment.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be paid by the registrant in connection with this offering other than underwriting discounts and commissions are estimated as follows:

    Securities and Exchange Commission registration fee.......................  $ 41,280
    NASD filing fee...........................................................    12,471
    NYSE fees.................................................................    50,000
    Printing and engraving....................................................   250,000
    Accounting services.......................................................    50,000
    Legal services............................................................    50,000
    Transfer agent and registrar fees.........................................    10,000
    Blue Sky fees and expenses................................................    15,000
    Miscellaneous expenses....................................................    71,249
                                                                                --------
              Total...........................................................  $550,000
                                                                                ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws contain provisions permitted by the Delaware Corporation Law (under which the Company is organized) which, in general terms, provide that directors and officers will be indemnified by the Company for all losses that may be incurred by them in connection with any claim or legal action in which they may become involved by reason of their service as a director or officer of the Company, if they meet certain specified conditions. In addition, the Company's Certificate of Incorporation contains provisions permitted by the Delaware General Corporation Law, which limit the monetary liability of directors of the Company for certain breaches of their fiduciary duty of care and provide for the advancement by the Company to directors and officers of expenses incurred by them in defending suits arising out of their service as such. The Company has also entered into agreements with its officers and directors which essentially provide that the Company will indemnify the officers and directors to the extent set forth in the Certificate of Incorporation and Bylaws of the Company. In addition, the Company maintains a directors' and officers' liability insurance policy.

ITEM 16. LIST OF EXHIBITS.


     The following instruments are included as exhibits to this Registration Statement and are filed herewith unless otherwise indicated.


  *1.1      Form of Underwriting Agreement.
   5.1      Opinion of Andrews & Kurth L.L.P.
  23.1      Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
  23.2      Consent of Coopers & Lybrand L.L.P.
  23.3      Consent of Deloitte & Touche LLP.
  23.4      Consent of Arthur Andersen LLP.
  24.1      Powers of attorney (included on the signature page contained in Part II of this Registration Statement).

- ---------------


* Filed herewith


ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 25, 1995.


                                            USA WASTE SERVICES, INC.

                                            By   /s/  JOHN E. DRURY
                                               ------------------------------
                                                      John E. Drury
                                                 Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on September 25, 1995.



                 SIGNATURES                                         TITLE
- ---------------------------------------------   ---------------------------------------------
            /s/  JOHN E. DRURY                  Chief Executive Officer and Chairman of the
     ------------------------------------         Board of Directors
                John E. Drury

                     *                          Vice Chairman of the Board of Directors and
     ------------------------------------         Chief Development Officer
            Donald F. Moorehead, Jr.

                     *                          Vice Chairman of the Board of Directors
     ------------------------------------
             John G. Rangos, Sr.

                     *                          President, Chief Operating Officer and
     ------------------------------------         Director
           David Sutherland-Yoest

            /s/  EARL E. DeFRATES               Executive Vice President and Chief Financial
     ------------------------------------         Officer
              Earl E. DeFrates

                     *                          Executive Vice President and Director
     ------------------------------------
             Alexander W. Rangos

                     *                          Vice President, Corporate Controller and
     ------------------------------------         Chief Accounting Officer
               Bruce E. Snyder

                     *                          Director
     ------------------------------------
               George L. Ball

                     *                          Director
     ------------------------------------
              Peter J. Gibbons

                 SIGNATURES                                         TITLE
- ---------------------------------------------   ---------------------------------------------
                     *                          Director
       -------------------------------
             Richard J. Heckmann

                     *                          Director
       -------------------------------
             William E. Moffett

       *By:
           ---------------------------
              Earl E. DeFrates
              Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
  NUMBER                                 DESCRIPTION                                     PAGE
- ---------  ------------------------------------------------------------------------  ------------
   *1.1    Form of Underwriting Agreement.
    5.1    Opinion of Andrews & Kurth L.L.P.
   23.1    Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
   23.2    Consent of Coopers & Lybrand L.L.P.
   23.3    Consent of Deloitte & Touche LLP.
   23.4    Consent of Arthur Andersen LLP.
   24.1    Powers of attorney (included on the signature page contained in Part II of this Registration Statement).

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* Filed herewith